Exhibit 10.3

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of June 1, 2013, by and between EXCEL MORTGAGE SERVICING, INC., a California corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of April 1, 2011 as amended from time to time (“Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.                                      Section 1.1. (a) is hereby amended by deleting “June 1, 2013” as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date “June 1, 2014,” with such change to be effective upon the execution and delivery to Bank of a promissory note dated as of June 1, 2013 (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change

2.                                      Section 1.5. is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 1.5.      GUARANTIES.  The payment and performance of all indebtedness and other obligations of Borrower to Bank under the Line of Credit shall be guaranteed, jointly and severally, by Integrated Real Estate Service Corp. (“Integrated”), and Impac Mortgage Holdings, Inc. (“Impac”) as evidenced by and subject to the terms of guaranties in form and substance satisfactory to Bank.”

3.                                      Section 4.11 is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 4.11.     LIQUIDITY.  Cause Integrated and its wholly-owned subsidiaries to maintain, on a combined basis, measured quarterly, unencumbered liquid assets (with “liquid assets” defined as cash, cash equivalents and/or publically traded/quoted marketable securities acceptable to Bank in its sole discretion) with Bank and/or an affiliate of Bank, with an aggregate fair market value not at any time less than Five Million Five Hundred Eighty-Five Thousand Dollars ($5,585,000.00).”

4.                                      Section 5.2. is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 5.2.            CAPITAL EXPENDITURES.  Make any additional investment in fixed assets in any fiscal year in excess of an aggregate of $1,000,000.00.”

5.                                      Section 5.3. is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 5.3.            LEASE EXPENDITURES.  Incur operating lease expense in any fiscal year in excess of an aggregate of $3,000,000.00.”

6.                                      Section 5.5. is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 5.4.            OTHER INDEBTEDNESS.  Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank, (b) any other liabilities of Borrower existing as of, and disclosed to Bank prior to, the date hereof and (c) borrowing hereafter by Borrower from Alliance Bank, Customers Bank, Everbank, and Credit Suisse (collectively, the “Existing Mortgage lenders”) under the mortgage —warehouse lines which are in place between Borrower and each of the Existing Mortgage Lenders as of the date hereof (the “Mortgage Credit Lines”).”

7.                                      Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification.  All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment.  This Amendment and the Credit Agreement shall be read together, as one document.

8.                                      Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein.  Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

WELLS FARGO BANK,
EXCEL MORTGAGE SERVICING, INC.		NATIONAL ASSOCIATION

By:	/s/ Todd R. Taylor	By:	/s/ Erin K. Boyl
	Todd R. Taylor, EVP, CFO		Erin K. Boyl, Vice President
Secretary, Treasurer